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                                                                    EXHIBIT 23.2
                                                                    ------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of Aastrom Biosciences, Inc., on Form S-8, of our report dated August 21, 1996, on our audits of the financial statements of Aastrom Biosciences, Inc. as of June 30, 1995 and 1996, and for the years ended June 30, 1994, 1995 and 1996, and the cumulative period from March 24, 1989 (inception) to June 30, 1996, which report is included in the Registration Statement on Form S-1 (SEC File No. 333-15415).


/s/ Coopers & Lybrand L.L.P.

Detroit, Michigan
April 8, 1997